CHARTER
                                 OF
                       MILLER INDUSTRIES, INC.


     The undersigned person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act (the "Act"), adopts the following Charter for the corporation named above (the "Corporation"):

     1    The name of the Corporation is:

               Miller Industries, Inc.

    2. (a) The street address and zip code of the initial registered office of the Corporation is:

                         5803 Hilltop Drive
                         Ooltewah, Tennessee 37363

          (b) The initial registered office of the Corporation is located in Hamilton County, Tennessee.

          (c) The initial registered agent in the registered office is:

               Frank Madonia

     3.   The name, address, and zip code of the incorporator is;

                         Richard H. Roberts, Esq.
                         Baker, Worthington, Crossley,
                           Stansberry & Woolf
                         1700 Nashville City Center
                         511 Union Street
                         Nashville, Tennessee 37219

     4. The street address and zip code of the principal office if the Corporation in the State of Tennessee is:

                         8503 Hilltop Drive
                         Ooltewah, Tennessee 37363

     5.   The Corporation is for profit.

     6. The powers of the incorporator are to terminate upon filing of the Charter and the name and address of the individual who is to serve as the initial director of the Corporation is as follows:

                         William G. Miller
                         8503 Hilltop Drive
                         Ooltewah, Tennessee 37363

     7. The purposes for which the Corporation is organized are to do any and all things and to exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do, or to exercise, under the Act, as such is amended, from time to time.

     8. The maximum number of shares of capital stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, of which twenty million (20,000,000) shares are designated Common Stock with a par value of one cent ($.01) per share, and five million (5,000,000) shares are designated Preferred Stock with a par value of one cent ($.01) per share.

     The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

          (a)  Preferred Stock.
               ---------------

               (1) Shares of Preferred Stock may be divided into and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

               (2) Authority is hereby expressly granted to the Board of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the fullest extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: (i) the designation and number of shares comprising each series; (ii) the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; (iii) whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; (iv) whether there shall be a sinking fund for the redemption; (v) the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and

the priority of payment of shares in any such event; (vi) whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and
(vii) all other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series.

               (3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

               (4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

          (b)   Common Stock.
                ------------

               (1)   After the requirements with respect to
preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 8(a) above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 8(a) above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

               (2)   After distribution in full of the
preferential amount, if any (fixed pursuant to resolutions as provided in Article 8(a) above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

               (3) Except as may be otherwise required by law or by the charter of the Corporation, as amended, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

          (c)   Preemptive Rights.  No holder of shares of the
                -----------------
Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

     9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors of the Corporation shall be not less than three nor more than seven, the exact number to be fixed by, or in the manner provided in, the Bylaws. The Board of Directors shall be divided into three classes serving staggered three-year terms, as nearly equal in number as possible, respectively designated "Class I", "Class II" and "Class III" directors. The initial Class I, "Class II" and "Class III" directors shall be elected by the shareholders of the Corporation. The initial Class I directors shall hold office until the 1995 annual meeting of shareholders, the initial Class II directors all hold office until the 1996 annual meeting of shareholders and the initial Class III directors shall hold office until the 1997 annual meeting of shareholders. In each case, directors shall serve until their respective successors shall have been elected and qualified, subject to their earlier death, resignation, or removal.

     At each annual meeting of shareholders commencing with the 1995 annual meeting of shareholders, directors to replace the Class whose term of office expires at such meeting shall be elected to hold office for three year terms, and in each case until their respective successors shall have been elected and qualified, subject to their earlier death, resignation or removal.

     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Any director may be removed from office but only for cause and only by () the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a specific voting group is otherwise required by law, or () the affirmative vote of a majority of the entire Board of Directors then in office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately, by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into classes pursuant to this

Article 9 unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining directors elected by the holders of preferred stock may fill the vacancy.

     Notwithstanding any other provisions of this Charter, the affirmative vote of holders of 66 2/3% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this
Article 9.

     10. The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Act, or as the same shall hereafter be amended.

     11. (a) To the fullest extent permitted by the laws of the State of Tennessee, including without limitation, the Act, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable for monetary damages to the Corporation or its shareholders for any breach of fiduciary duty as a director. If the laws of the State of Tennessee, including, without limitation, the Act, are amended after approval of this Charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of this
Article 11 by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification or with respect to events occurring prior to such time.

          (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such person.

     12. The directors of the Corporation shall have the right to take any action required or permitted by vote without a meeting on written consent to the fullest extent permitted by the Act, or as the same shall hereafter be amended.

     13. In taking or not taking any action in response to an Acquisition Proposal (as defined below), the Board of Directors of the Corporation may consider the social and economic effects of consummation of the Acquisition Proposal on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining the Corporation's independence from other entities. For purposes of this Article 13, "Acquisition

Proposal" means an offer of any person or entity (other than the Corporation)to (a) make a tender or exchange offer for any equity security of the Corporation or any other security of the Corporation convertible into an equity security, (b) merge or consolidate the Corporation with another person or entity, or
(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation and its subsidiaries.

     14. The Corporation shall hold a special meeting of shareholders only in the event () of a call of the Board of Directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation, or () the holders of at least fifteen percent of all the votes entitled to be case on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     15. The Corporation shall enjoy and be subject to such benefits, privileges and immunities and such restrictions, liabilities and obligations as are provided with respect to corporations for profit generally by the laws of the land and which are held applicable to corporations for profit organized under the Act, or as the same shall hereafter be amended.

     Dated this _____ day of April, 1994.


                              ______________________________
                              Richard H. Roberts
                              Incorporator

                      ARTICLES OF AMENDMENT
                                OF
                     MILLER INDUSTRIES, INC.


                                1.

          The name of the corporation is Miller Industries, Inc.
(the "Corporation").

                                2.

          The Charter of the Corporation is amended by striking the first paragraph of Article 8 of the Charter in its entirety and inserting in lieu thereof the following:

          The maximum number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares are designated Common Stock with a par value of one cent ($.01) per share, and Five Million (5,000,000) shares are designated Preferred Stock with a par value of one cent ($.01) per share.

                                3.

          The Charter of the Corporation is further amended by striking the second sentence of the first paragraph of Article 9 of the Charter in its entirety and inserting in lieu thereof the following:

          The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number to be fixed by, or in the manner provided in, the Bylaws.

                                4.

          Both of the foregoing amendments to the Charter were duly adopted by the shareholders of the Corporation on August 30, 1996.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 5th day of September, 1996.


                                   MILLER INDUSTRIES, INC.


                                   By: /s/ Frank Madonia
                                   Name: Frank Madonia
                                   Title: V.P.

                       ARTICLES OF MERGER
                               OF
                    SPEED'S ENTERPRISES, INC.
                     (an Oregon corporation)
                               AND
                     MILLER INDUSTRIES, INC.
                    (a Tennessee corporation)

To the Secretary of State
State of Tennessee

Pursuant to the provisions of the Tennessee Business Corporation
Act, the domestic business corporation and the foreign business corporation herein named do hereby submit the following articles of merger.

          1. Annexed hereto and made a part hereof is the Agreement and Plan of Merger (the "Plan of Merger") for merging Speed's Enterprises, Inc., an Oregon corporation ("Speed's) with and into Miller Industries, Inc., a Tennessee corporation ("Miller") as adopted at a meeting by the Board of Directors of Speed's on January 29, 1997 and adopted at a meeting by the Board of Directors of Miller on January 31, 1997.

          2. The shareholders of Miller were not required to vote on the Plan of Merger.

          3. The merger of Speed's with and into Miller is permitted by the laws of the jurisdiction of organization of Speed's and has been authorized in compliance with said laws.

          4. Miller will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Tennessee Business Corporation Act.

Executed on February 27, 1997.

                                   MILLER INDUSTRIES, INC.


                                   By:___________________________
                                         Frank Madonia,
                                         Vice President and Secretary


             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            [SIGNATURES CONTINUED FROM PRECEDING PAGE]



                                   SPEED'S ENTERPRISES, INC.


                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________

                   AGREEMENT AND PLAN OF MERGER
                                OF
                    SPEED'S ENTERPRISES, INC.
                          WITH AND INTO
                     MILLER INDUSTRIES, INC.


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 4th day of February, 1997, by and among MILLER INDUSTRIES, INC., a Tennessee corporation ("Parent"), SPEED'S ENTERPRISES, INC., an Oregon corporation (the "Company"), and the Company's shareholders identified on the signature page below (collectively, the "Shareholders" and individually a "Shareholder").

                       W I T N E S S E T H:

          WHEREAS, Parent and its subsidiaries are engaged in, among other things, the manufacture, sale and distribution of towing and recovery equipment and related services; and the Company is engaged in the provision of towing and recovery and related services (collectively, the "Company's Services"); and

          WHEREAS, the Shareholders own all of the issued and outstanding common stock of the Company (the "Shares"); and

          WHEREAS, prior to the consummation of the transactions described herein, the Company intends to distribute certain of its assets not related to the towing and recovery business to the Shareholders; and

          WHEREAS, subject to the distribution described above, Parent and the Shareholders deem it advisable and in their respective best interests to consummate the transactions described herein; and

          WHEREAS, Parent and the Shareholders intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Section
368(a)(1)(A) of the Internal Revenue Code of 1986, as amended
(the "Code"); and

          NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   THE MERGER

          1.1. The Merger. At the effective time of the merger (the "Effective Time"), upon the terms and subject to the conditions set forth herein, and in accordance with the corporate laws of the state of incorporation of Parent and the Company (the "Corporate Laws"), the Company shall be merged with and into Parent, the separate existence of the Company shall cease, and Parent shall continue as the surviving corporation under its present name (the "Merger"). Parent after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

          1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of Tennessee and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of the Company in accordance with the provisions of the Corporate Laws.

2.   THE SURVIVING CORPORATION

          2.1. Charter. The charter of Parent as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation until thereafter amended in accordance with applicable Law and such charter.

          2.2. Bylaws. The bylaws of Parent as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the charter of such Surviving Corporation and such bylaws.

          2.3. Board of Directors. The directors of Parent immediately prior to the Effective Time shall be the board of directors of the Surviving Corporation, each of such persons to serve until his or her successor, if there is to be one, is duly elected and qualified.

          2.4. Officers. The officers of Parent immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor, if there is to be one, is duly qualified.

3.   MERGER CONSIDERATION; CONVERSION

          3.1. Company Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of the Shareholders, all of the Shares issued and outstanding immediately prior to the Effective Time shall be canceled, retired and converted into and become the right to receive the Merger Consideration described in this Article 3.

          3.2. Merger Consideration. The "Merger Consideration" shall consist of an aggregate of 276,571.43 shares (the "Merger
Consideration") of Parent's Common Stock, par value $.01 per share (the "Parent Stock").

          3.3. Allocation. The Merger Consideration shall be allocated among the Shareholders of the Company in accordance with the percentages set forth opposite each such Shareholder's name next to his or her signature set forth below. If the allocation results in fractional shares, then no fractional shares shall be issued, and in lieu thereof a Shareholder shall be paid an amount in cash equal to such fractional part of a share multiplied by the closing price of Parent's Common Stock on the New York Stock Exchange on the trading day immediately preceding the Closing.

          3.4. Other Shares. Each share of common stock of Parent issued and outstanding immediately prior to the Effective
Time shall remain outstanding and continue to represent one share of common stock of the Surviving Corporation.

4.   ADDITIONAL AGREEMENTS

          4.1. The merger of the non-surviving corporation with and into the Surviving Corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the non-surviving corporation, and the Plan of Merger herein made and approved shall be submitted to the shareholders of the Surviving Corporation for their approval or rejection in the manner prescribed by the provisions of the Tennessee Business Corporation Act.

          4.2. In the event that the merger of the non-surviving corporation with and into the Surviving Corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the non-surviving corporation, and in the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the Surviving Corporation in the manner prescribed by the provisions of the Tennessee Business Corporation Act, the non-surviving corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Oregon and of the State of Tennessee, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          4.3. The Board of Directors and the proper officers of the non-surviving corporation and the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

                                   MILLER INDUSTRIES, INC.


                                   By:  /s/ Frank Madonia
                                        Name:____________________
                                        Title:___________________
                                        Address:_________________
                                                _________________
                                                _________________
                                      Facsimile No.:_____________


                                   SPEED'S ENTERPRISES, INC.

                                   By:  Harold R. Coe
                                        Name: Harold R. Coe
                                        Title: President
                                        Address: Portland  97214
                                                 _______________
                                                 _______________
                                      Facsimile No.: 503-233-3556


             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            [SIGNATURES CONTINUED FROM PRECEDING PAGE]


    Shareholder's
 Percentage of  Parent Stock:
                                   SHAREHOLDERS:


      33.34%                        /s/ Gary R. Coe
                                   Gary R. Coe
                                   Address: 6255 S.W. Sheridan St.
                                            Portland, OR  97225
                                            ______________________
                                  Facsimile No.:503-238-3388



       2.27%                        /s/ Michael S. Coe
                                   Michael S. Coe
                                   Address: 17885 SW Zenith Pl.
                                            Beaverton, OR  97007
                                            ____________________
                                   Facsimile No.: ______________



       2.27%                        /s/ Karen C. Co
                                   Karen C. Coe
                                   Address:  11795 SW Tualatin Rd #69
                                             Tualatin, OR 97062
                                             ________________________
                                   Facsimile No.:____________________



       2.27%                         /s/ Robert L. Hill
                                   Robert L. Hill
                                   Address: 10440 S.W. 25th
                                            Portland, ORE  97219
                                            _________________________
                                   Facsimile No.:____________________





       2.27%                        /s/ Devin J. Edwards
                                   Devin J. Edwards
                                   Address: 262 SE Walnut
                                            Hillsboro OK 97123
                                   Facsimile No.: _____________

       1.52%                         /s/ Daryl B. Coe
                                   Daryl B. Coe
                                   Address: 18980 SW Cascadia St.
                                            Aloha, OR  97006
                                            _____________________
                                            _____________________
                                            _____________________
                                   Facsimile No.:________________


                                   The Harold R. Coe and June E. Coe Trust

      56.06%
           100%                    By: Harold R. Coe
                                   Title: President
                                   Address: 120 S.E. Clay
                                            Portland, Oregon 97214
                                   Facsimile No.: 503-238-5406

                      ARTICLES OF AMENDMENT
                                OF
                     MILLER INDUSTRIES, INC.

                                1.

          The name of the corporation is Miller Industries, Inc.
(the "Corporation").

                                2.

          The Charter of the Corporation is amended by striking
Article 9 of the Charter in its entirety and inserting in lieu thereof the following:

                    9.  All corporate powers shall be exercised
          by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number to be fixed by, or in the manner provided in, the Bylaws. In each case, directors shall serve until their respective successors shall have been elected and qualified, subject to their earlier death, resignation, or removal.

                    Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                    Any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a specific voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

                    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately, by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining directors elected by the holders of preferred stock may fill the vacancy.

                    Notwithstanding any other provisions of this Charter, the affirmative vote of holders of 66 2/3% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this Article 9.

                                3.

          The foregoing amendment to the Charter was duly adopted by the shareholders of the Corporation on August 29, 1997 and shall become effective at 12:01 A.M., Eastern Time, on September
11, 1998.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 17th day of July, 1998.


                              MILLER INDUSTRIES, INC.

                              By: /s/ Frank Madonia
                                    Frank Madonia
                                    Vice President